FILED

APR 13 93 2 8 1 2 8 1

SECRETARY OF STATE

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002-0020

STATE OF WYOMING
APPLICATION FOR
CERTIFICATE OF REGISTRATION
AND ARTICLES OF CONTINUANCE

Pursuant to W.S. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance:

1. The name of the corporation is: Soligen Technologies, Inc., formerly WDF Capital Corp. before its name was changed to Soligen Technologies, Inc. under the laws of the Province of British Columbia.

2. It is incorporated under the laws of the Province of British Columbia, Canada.

3. The date of its incorporation is: April 7, 1988 and the period of its duration is perpetual.

4. The address of its principal office in the state under the laws of which it is incorporated is:

   B Suite ~~1780~~ 1305, ~~750~~ 1090 W. ~~Pender~~ Georgia Street B
   Vancouver, B.C.
   B Canada ~~V6C2T8~~ V6E 3V7 DH B

5. The mailing address correspondence and annual reports can be sent:

   Soligen Technologies, Inc.
   800 - 885 W. Georgia Street
   Vancouver, B.C.
   Canada V6C3H1

6. The physical address of its registered office in Wyoming and name of its registered agent at that address is:

   C T Corporation System
   1720 Carey Avenue
   Cheyenne, WY 82001

APR 13 A9 :26

7. The purpose or purposes of Soligen Technologies, Inc. is to engage in any lawful business permitted under the laws of the State of Wyoming.

8. The names and respective addresses of its officers and directors are:

Office	Name	Address
President:	Daryl J. Yea	Suite 1780, 750 W. Pender Street Vancouver, B.C. Canada V6C2T8
Secretary:	Patrick N. Grant	800 - 885 W. Georgia Street Vancouver, B.C. Canada V6C3H1
Directors:	Daryl J. Yea	Suite 1780, 750 W. Pender Street Vancouver, B.C. Canada V6C2T8
	Harvey Lim	Suite 1305, 1090 W. Georgia Street Vancouver, B.C. Canada V6E3V7
	Fraser Martin	Suite 1480, 885 W. Georgia Street Vancouver, B.C. Canada V6C3E8

9. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Series	Par Value per Share
50,000,000	Common	None	0

10. The aggregate number of issued shares or other ownership units, as of March 23, 1993, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Series	Par Value per Share
3,582,740	Common	None	0

11. The Corporation shall indemnify, in accordance with Article IX of the Corporation's Bylaws, an individual made a party to any proceeding because he or she is a director, officer, employee, or agent of this Corporation.

12. The Corporation accepts the Constitution of this state in compliance with the requirements of article 10, section 5 of the Wyoming constitution.

Dated MARCH 21 1993.

By [signature]

Title PRESIDENT.

~~STATE~~ PROVINCE OF BRITISH COLUMBIA)
)
~~COUNTY~~ OF CANADA)

I, BRUCE BRAGAGNOLO, Notary Public, do hereby certify that on this 31ST day of MARCH, 1993, personally appeared before me DARRYL YEA, who, being by me first duly sworn, declared that he/she signed the foregoing document as PRESIDENT of the corporation, and that the statements therein contained are true.

In witness whereof, I have hereunto set my hand and seal this 31ST day of MARCH, 1993.

[signature]

Notary Public
BRUCE BRAGAGNOLO
Barrister & Solicitor
Personal Law Corporation
Suite 1780 - 750 West Pender Street
Vancouver, B.C. V6C 2T8

(Notarial Seal)

My Commission Expires: N/A

NOTES:

1. FILING FEE: $90.00

2. The application shall be executed by the corporation by its president or other officer, director, trustee, manager or person performing functions equivalent to those of a

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002-0020

CONSENT TO
APPOINTMENT BY REGISTERED AGENT

1. I, C T Corporation System, voluntarily consent to serve as the registered agent for Soligen Technologies, Inc. ______________ on the date shown below;

2. The registered agent certifies that he is:

(a) An individual who resides in this state and whose business office is identical with the registered office; or

(b) A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

(c) A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

3. I know and understand the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act.

Dated this 13th day of April, 1993.

Marcia J. Sunakara
Signature of Registered Agent

(0279315.WP)

State of Wyoming

OFFICE OF THE

SECRETARY OF STATE

United States of America, State of Wyoming } ss.

I, KATHY KARPAN, Secretary of State of the State of Wyoming, do hereby certify

. . . SOLIGEN TECHNOLOGIES, INC. . . .

a corporation originally organized under the laws of the state or nation of BRITISH COLUMBIA, CANADA**, did on** APRIL 13, 1993 **apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.**

I FURTHER CERTIFY that

. . . SOLIGEN TECHNOLOGIES, INC. . . .

has renounced its original state of incorporation, and is now incorporated under the laws of the state of Wyoming, in accordance with W.S. 17-16-1710.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this THIRTEENTH day of APRIL A.D. 19 93

Kathy Karpan

Secretary of State

By Janell Laabet

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I, R.J. Lowdon, Deputy Registrar of Companies in and for the Province of British Columbia, ***Do Hereby Certify*** *that* the attached Memorandum and Articles and amendments thereto have been duly certified true copies by John S. Powell, Registrar of Companies in and for the Province of British Columbia; the said John S. Powell is the officer duly charged with the issuance of the original of the said Memorandum and Articles and amendments thereto, pursuant to the provisions of the *Company Act* of British Columbia.

Issued *under my hand and Seal of Office*
at Victoria, British Columbia,
on April 2, 1993

R.J. LOWDON
Deputy Registrar of Companies

CANADA)
PROVINCE OF BRITISH)
COLUMBIA,)
CITY OF VANCOUVER,) SS:
CONSULATE GENERAL OF THE)
JNITED STATES OF AMERICA)

I, Dennis F. Olsen , Consul of the United States of America, at Vancouver in the Province of British Columbia, Dominion of Canada, duly commissioned and qualified, do hereby certify that

R. J. Lowdon

whose true signature and official seal are, respectively, subscribed and affixed to the annexed certificate, was on the date of signing such certificate

Deputy Registrar of Companies in and for the Province of British Columbia

duly commissioned and qualified, to whose official acts faith and credit are due.

IN WITNESS WHEREOF I have here unto set my hand and affixed the Seal of the Consulate General at Vancouver this 7th day of April , 1993.

Dennis F. Olsen
Consul of the United States of America

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